Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Elise Wang
Vice President, Investor Relations
(415) 616-8571

PRESS RELEASE

Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2017 results

Q4 net revenue growth of 6.2%, with comparable brand revenue growth of 5.4%

Q4 GAAP diluted EPS of $1.13; Q4 Non-GAAP diluted EPS of $1.68

Quarterly dividend increase of 10%; stock repurchase authorization increase to $500 million

San Francisco, CA, March 14, 2018 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth fiscal quarter (“Q4 17”) and fiscal year 2017 (“FY 17”) ended January 28, 2018 versus the fourth fiscal quarter (“Q4 16”) and fiscal year 2016 (“FY 16”) ended January 29, 2017.

KEY HIGHLIGHTS

4th Quarter 2017

•	Net revenue growth of 6.2% to $1.680 billion
•	Comparable brand revenue growth of 5.4%, an acceleration of 210bps from the prior quarter
•	Positive comparable brand revenue growth in all brands, including Pottery Barn and Williams Sonoma at 4.1% and 4.3%, respectively
•	E-commerce revenue growth accelerates to 8.4% and 52.2% of total company net revenues
•	Non-GAAP diluted EPS outperforms guidance at $1.68, an 8.4% increase compared to Q4 16

Fiscal Year 2017

•	Net revenue growth of 4.1% to $5.292 billion
•	Comparable brand revenue growth of 3.2%, driven by a 450bps acceleration in Pottery Barn; eighth consecutive year of double-digit comp growth in West Elm; 190bps acceleration in Williams Sonoma
•	E-commerce net revenues increase 5.5% to $2.778 billion, or 52.5% of total company net revenues
•	Non-GAAP diluted EPS growth of 5.2% to $3.61
•	Above industry average ROIC of approximately 16% (see Exhibit 1 for definition)
•	Robust operating cash flow of $500 million
•	Cash returned to stockholders totals $331 million with $196 million in stock repurchases and $135 million in dividends

Fiscal Year 2018 Guidance

•	Full year EPS of $4.12 - $4.22, which reflects the impact of the 53rd week in fiscal year 2018 and the net benefits of the recently enacted Tax Cuts and Jobs Act (the “Tax Act”)
•	Board of Directors authorizes a $0.04, or 10% increase in our quarterly cash dividend to $0.43, and an increase in our stock repurchase authorization to $500 million

Laura Alber, President and Chief Executive Officer, commented, “We ended the year with a strong fourth quarter. Our product and operational initiatives drove broad-based comp growth in all our brands and a substantial acceleration in e-commerce and retail revenue growth from last year. For the full year, we made significant progress against our strategic priorities to strengthen our competitive advantages and drive accelerated growth. With revenue and EPS growth of 4.1% and 5.2%, respectively, we ended the year again demonstrating our ability to consistently deliver top line and bottom line growth with robust cash flow generation.”

Alber continued, “In 2018, we will continue to strategically invest in digital advertising, technology and our customer experience, while driving efficiencies and cost savings throughout our business. Looking ahead, we are confident in our strategies and proven track record to further extend our leadership in the home furnishings and housewares industry.”

4th QUARTER 2017 RESULTS

Net revenues increased 6.2% to $1.680 billion in Q4 17 from $1.582 billion in Q4 16.

Comparable brand revenue in Q4 17 increased 5.4% compared to a decrease of (0.9%) in Q4 16 as shown in the table below:

4th Quarter Comparable Brand Revenue Growth (Decline) by Concept*
	Q4 17	Q4 16
Pottery Barn	4.1%	(4.1%)
West Elm	12.3%	6.5%
Williams Sonoma	4.3%	1.4%
Pottery Barn Kids	0.9%	(4.9%)
PBteen	2.6%	(8.1%)
Total	5.4%	(0.9%)
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q4 17 increased 8.4% to $877 million from $809 million in Q4 16. E-commerce net revenues generated 52.2% of total company net revenues in Q4 17 and 51.1% of total company net revenues in Q4 16.

Retail net revenues in Q4 17 increased 3.9% to $803 million from $773 million in Q4 16.

Operating margin in Q4 17 was 11.8% compared to 13.6% in Q4 16. Excluding the impact of certain discrete items detailed in Exhibit 1, non-GAAP operating margin was 12.4% in Q4 17 versus 13.6% in Q4 16. See Exhibit 1.

•	Gross margin was 38.5% in Q4 17 versus 39.3% in Q4 16.

•

Selling, general and administrative (“SG&A”) expenses were $447 million, or 26.6% of net revenues in Q4 17, versus $406 million, or 25.7% of net revenues in Q4 16. Excluding certain discrete items, SG&A expenses were $438 million, or 26.1% of net revenues in Q4 17. See Exhibit 1.

The effective income tax rate in Q4 17 was 51.8% versus 33.0% in Q4 16. Excluding certain discrete items, the non-GAAP effective income tax rate was 31.6% in Q4 17 versus 36.5% in Q4 16. See Exhibit 1.

EPS in Q4 17 was $1.13 versus $1.63 in Q4 16. Excluding certain discrete items, non-GAAP EPS was $1.68 in Q4 17 versus $1.55 in Q4 16. See Exhibit 1.

FISCAL YEAR 2017 RESULTS

Net revenues increased 4.1% to $5.292 billion in FY 17 from $5.084 billion in FY 16.

Comparable brand revenue in FY 17 increased 3.2% on top of 0.7% in FY 16 as shown in the table below:

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept*
	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	FY 17	FY 16	FY 17	FY 16
Pottery Barn	$2,066	$2,024	1.0%	(3.5%)
West Elm	1,114	972	10.2%	12.8%
Williams Sonoma	1,022	1,002	3.2%	1.3%
Pottery Barn Kids	626	635	(1.8%)	(1.4%)
PBteen	235	238	(1.4%)	(6.2%)
Other	229	213	N/A	N/A
Total	$5,292	$5,084	3.2%	0.7%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in FY 17 increased 5.5% to $2.778 billion from $2.634 billion in FY 16. E-commerce net revenues generated 52.5% of total company net revenues in FY 17 and 51.8% of total company net revenues in FY 16.

Retail net revenues in FY 17 increased 2.6% to $2.514 billion from $2.450 billion in FY 16.

Operating margin in FY 17 was 8.6% compared to 9.3% in FY 16. Excluding certain discrete items, non-GAAP operating margin was 8.9% in FY 17 versus 9.6% in FY 16. See Exhibit 1.

•	Gross margin was 36.5% in FY 17 versus 37.0% in FY 16.

•

SG&A expenses were $1.478 billion, or 27.9% of net revenues in FY 17, versus $1.411 billion, or 27.7% of net revenues in FY 16. Excluding certain discrete items, non-GAAP SG&A expenses were $1.463 billion, or 27.7% of net revenues in FY 17, versus $1.396 billion, or 27.5% of net revenues in FY 16. See Exhibit 1.

The effective income tax rate in FY 17 was 42.6% versus 35.3% in FY 16. Excluding certain discrete items, the non-GAAP effective income tax rate in FY 17 was 33.5% versus 36.9% in FY 16. See Exhibit 1.

EPS in FY 17 was $3.02 versus $3.41 in FY 16. Excluding certain discrete items, non-GAAP EPS was $3.61 in FY 17 versus $3.43 in FY 16. See Exhibit 1.

Merchandise inventories at the end of FY 17 increased 8.6% to $1.062 billion from $978 million at the end of FY 16.

TAX REFORM

On December 22, 2017, the Tax Act was enacted into law, significantly changing U.S. tax law. Among other changes, the Tax Act reduced the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018, and required a one-time transition tax on previously unrepatriated earnings of foreign subsidiaries. As a result, the company recorded a provisional income tax expense of $41.5 million during Q4 FY 17. The provisional amount includes $13 million related to the transition tax on deemed repatriated foreign earnings and $28 million due to the re-measurement of the company’s deferred tax balances at the lower tax rate. The company continues to analyze the Tax Act and the provisional amounts will be finalized in FY 18.

STOCK REPURCHASE PROGRAM AND DIVIDEND INCREASE

During FY 17, we repurchased 4.1 million shares of common stock at an average cost of $48.43 per share and a total cost of approximately $196 million. As of January 28, 2018, there was approximately $214 million remaining under our current stock repurchase program. As announced in a separate release today, our Board of Directors authorized a $0.04, or 10%, increase in our quarterly cash dividend to $0.43 per share, and increased the amount available for repurchases under our existing stock repurchase program to $500 million.

FISCAL YEAR 2018 FINANCIAL GUIDANCE

1st Quarter 2018 Financial Guidance*
Total Net Revenues (millions)	$1,135 – $1,170
Comparable Brand Revenue Growth	2% – 5%
Non-GAAP Diluted EPS	$0.55 – $0.60

Fiscal Year 2018 Financial Guidance*
Total Net Revenues (millions)	$5,475 – $5,635
Comparable Brand Revenue Growth	2% – 5%
Non-GAAP Operating Margin	8.2% – 9.0%
Non-GAAP Diluted EPS	$4.12 – $4.22
Non-GAAP Income Tax Rate	24.0% – 26.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195
* We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability of discrete items.

Store Opening and Closing Guidance by Retail Concept**
	FY 2017 ACTUAL	FY 2018 GUIDANCE
	Total	New	Close	End
Williams Sonoma	228	5	(15)	218
Pottery Barn	203	4	(3)	204
West Elm	106	9	(3)	112
Pottery Barn Kids	86	—	(9)	77
Rejuvenation	8	2	—	10
Total	631	20	(30)	621
** Included in the FY 17 store count are 19 stores in Australia and two stores in the UK. FY 18 guidance includes one additional UK store.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 14, 2018, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to continue to improve performance and increase our competitive advantage; our focus on operational excellence; our abilty to improve customers’ experience; our optimism about the future; our ability to drive long-term profitable growth; our future financial guidance, including Q1 18 and FY 2018 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 17 and as audited year-end financial statements are prepared; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2017 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and retail stores. Williams-Sonoma, Inc. currently operates in the U.S., Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East, the Philippines and South Korea, and stores and e-commerce websites in Mexico. In Q4 2017, Williams-Sonoma, Inc. acquired Outward, Inc., a leading 3-D imaging and augmented reality platform for the home furnishings and décor industry.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings

(unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	Jan. 28, 2018		Jan. 29, 2017		Jan. 28, 2018		Jan. 29, 2017
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$877,109	52.2%	$808,942	51.1%	$2,778,457	52.5%	$2,633,602	51.8%
Retail net revenues	802,801	47.8	772,639	48.9	2,513,902	47.5	2,450,210	48.2

Net revenues	1,679,910	100.0	1,581,581	100.0	5,292,359	100.0	5,083,812	100.0
Cost of goods sold	1,033,737	61.5	959,550	60.7	3,360,648	63.5	3,200,502	63.0

Gross profit	646,173	38.5	622,031	39.3	1,931,711	36.5	1,883,310	37.0
Selling, general and administrative expenses	447,233	26.6	406,212	25.7	1,477,900	27.9	1,410,711	27.7

Operating income	198,940	11.8	215,819	13.6	453,811	8.6	472,599	9.3
Interest expense, net	398	—	101	—	1,372	—	688	—

Earnings before income taxes	198,542	11.8	215,718	13.6	452,439	8.5	471,911	9.3
Income taxes	102,782	6.1	71,091	4.5	192,894	3.6	166,524	3.3

Net earnings	$95,760	5.7%	$144,627	9.1%	$259,545	4.9%	$305,387	6.0%

Earnings per share (EPS):
Basic	$1.14		$1.65		$3.03		$3.45
Diluted	$1.13		$1.63		$3.02		$3.41
Shares used in calculation of EPS:
Basic	84,037		87,669		85,592		88,594
Diluted	84,728		88,633		86,080		89,462

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

In thousands, except per share amounts	Jan. 28, 2018	Jan. 29, 2017
Assets
Current assets
Cash and cash equivalents	$390,136	$213,713
Accounts receivable, net	90,119	88,803
Merchandise inventories, net	1,061,593	977,505
Prepaid catalog expenses	24,028	23,625
Prepaid expenses	58,693	52,882
Other assets	11,876	10,652

Total current assets	1,636,445	1,367,180

Property and equipment, net	932,283	923,283
Deferred income taxes, net	67,306	135,238
Other assets, net	149,715	51,178

Total assets	$2,785,749	$2,476,879

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$459,378	$453,710
Accrued salaries, benefits and other liabilities	135,884	130,187
Customer deposits	292,460	294,276
Income taxes payable	56,783	23,245
Other liabilities	63,318	59,838

Total current liabilities	1,007,823	961,256

Deferred rent and lease incentives	202,134	196,188
Long-term debt	299,422	—
Other long-term obligations	72,804	71,215

Total liabilities	1,582,183	1,228,659

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—
Common stock: $.01 par value; 253,125 shares authorized; 83,726 and 87,325 shares issued and outstanding at January 28, 2018 and January 29, 2017, respectively	837	873
Additional paid-in capital	562,814	556,928
Retained earnings	647,422	701,702
Accumulated other comprehensive loss	(6,782)	(9,903)
Treasury stock, at cost	(725)	(1,380)

Total stockholders’ equity	1,203,566	1,248,220

Total liabilities and stockholders’ equity	$2,785,749	$2,476,879

Retail Store Data (unaudited)
	Oct. 29, 2017	Openings[1]	Closings	Jan. 28, 2018	Jan. 29, 2017
Williams Sonoma	233	2	(7)	228	234
Pottery Barn	202	2	(1)	203	201
West Elm	105	3	(2)	106	98
Pottery Barn Kids	88	—	(2)	86	89
Rejuvenation	8	—	—	8	7
Total	636	7	(12)	631	629

[1]	Q4 17 openings include two Williams Sonoma, two Pottery Barn and one West Elm stores in Puerto Rico and Florida that were temporarily closed due to hurricanes in these areas.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Fifty-Two weeks ended January 28, 2018 and January 29, 2017

In thousands	Fiscal 2017	Fiscal 2016
Cash flows from operating activities:
Net earnings	$259,545	$305,387
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	183,077	173,195
Loss on disposal/impairment of assets	1,889	3,806
Amortization of deferred lease incentives	(25,372)	(25,212)
Deferred income taxes	63,381	7,114
Tax benefit related to stock-based awards	—	3,230
Excess tax benefit related to stock-based awards	—	(4,894)
Stock-based compensation expense	42,988	51,116
Other	(135)	(423)
Changes in:
Accounts receivable	149	(9,794)
Merchandise inventories	(80,235)	4,493
Prepaid catalog expenses	(403)	5,294
Prepaid expenses and other assets	(16,092)	(6,367)
Accounts payable	2,382	3,169
Accrued salaries, benefits and other liabilities	9,157	25,876
Customer deposits	(2,394)	(3,037)
Deferred rent and lease incentives	28,226	35,559
Income taxes payable	33,541	(43,803)

Net cash provided by operating activities	499,704	524,709

Cash flows from investing activities:
Purchases of property and equipment	(189,712)	(197,414)
Acquisition of Outward, Inc., net of cash received	(80,528)	—
Other	480	439

Net cash used in investing activities	(269,760)	(196,975)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	300,000	—
Repurchases of common stock	(196,179)	(151,272)
Borrowings under revolving line of credit	170,000	125,000
Repayments of borrowings under revolving line of credit	(170,000)	(125,000)
Payment of dividends	(135,010)	(133,539)
Tax withholdings related to stock-based awards	(18,130)	(27,062)
Excess tax benefit related to stock-based awards	—	4,894
Proceeds related to stock-based awards	—	1,532
Debt issuance costs	(1,191)	(359)
Other	(1,197)	—

Net cash used in financing activities	(51,707)	(305,806)

Effect of exchange rates on cash and cash equivalents	(1,814)	(1,862)
Net increase in cash and cash equivalents	176,423	20,066
Cash and cash equivalents at beginning of year	213,713	193,647

Cash and cash equivalents at end of year	$390,136	$213,713

Exhibit 1

(unaudited)

4th Quarter and Fiscal Year GAAP to Non-GAAP Reconciliation*

(Dollars in thousands, except per share data)

Thirteen Weeks Ended January 28, 2018
	GAAP Basis (as reported)	Acquisition of Outward[1]	Severance- Related Expenses[2]	Tax Reform[3]	Adoption of new accounting rules [4]	Non-GAAP Basis
Selling, general and administrative expenses	$447,233	$(5,859)	$(2,907)	—	—	$438,467
% of Revenues	26.6%					26.1%
Operating income	198,940	6,209	2,907	—	—	208,056
% of Revenues	11.8%					12.4%
Earnings before income taxes	198,542	6,209	2,907	—	—	207,658
Income taxes	102,782	1,842	862	$(41,531)	$1,686	65,641
Tax rate	51.8%					31.6%
Net earnings	$95,760	$4,367	$2,045	$41,531	$(1,686)	$142,017
Diluted EPS	$1.13	$0.05	$0.02	$0.49	$(0.02)	$1.68

Thirteen Weeks Ended January 29, 2017
	GAAP Basis (as reported)	One-time Favorable Tax Adjustment[5]	Non-GAAP Basis
Earnings before income taxes	$215,718	—	$215,718
Income taxes	71,091	$7,681	78,772
Tax rate	33.0%		36.5%
Net earnings	$144,627	$(7,681)	$136,946
Diluted EPS	$1.63	$(0.08)	$1.55

Fifty-Two Weeks Ended January 28, 2018
	GAAP Basis (as reported)	Acquisition of Outward[1]	Severance- Related Expenses[2]	Tax Reform[3]	Adoption of new accounting rules [4]	Non-GAAP Basis
Selling, general and administrative expenses	$1,477,900	$(5,859)	$(8,612)	—	—	$1,463,429
% of Revenues	27.9%					27.7%
Operating income	453,811	6,209	8,612	—	—	468,632
% of Revenues	8.6%					8.9%
Earnings before income taxes	452,439	6,209	8,612	—	—	467,260
Income taxes	192,894	1,842	2,833	$(41,531)	$257	156,295
Tax rate	42.6%					33.5%
Net earnings	$259,545	$4,367	$5,779	$41,531	$(257)	$310,965
Diluted EPS	$3.02	$0.05	$0.07	$0.48	$0.00	$3.61

Fifty-Two Weeks Ended January 29, 2017
	GAAP Basis (as reported)	Severance- Related Expenses[2]	One-time Favorable Tax Adjustment[5]	Non-GAAP Basis
Selling, general and administrative expenses	$1,410,711	$(14,406)	—	$1,396,305
% of Revenues	27.7%			27.5%
Operating income	472,599	14,406	—	487,005
% of Revenues	9.3%			9.6%
Earnings before income taxes	471,911	14,406	—	486,317
Income taxes	166,524	5,317	$7,681	179,522
Tax rate	35.3%			36.9%
Net earnings	$305,387	$9,089	$(7,681)	$306,795
Diluted EPS	$3.41	$0.10	$(0.08)	$3.43

* Per share amounts may not sum across due to rounding to the nearest cent per diluted share.

Exhibit 1 (continued)

Reconciliation of GAAP to Non-GAAP Operating Margin By Segment**

	E-commerce		Retail		Unallocated		Total
In thousands	Q4 17	Q4 16	Q4 17	Q4 16	Q4 17	Q4 16	Q4 17	Q4 16
Net revenues	$877,109	$808,942	$802,801	$772,639	—	—	$1,679,910	$1,581,581
GAAP Operating income (expense)	189,483	191,845	125,498	121,507	$(116,041)	$(97,533)	198,940	215,819
GAAP Operating margin	21.6%	23.7%	15.6%	15.7%	(6.9%)	(6.2%)	11.8%	13.6%

Acquisition of Outward, Inc.[1]	3,309	—	—	—	2,900	—	6,209	—
Severance-related expenses[2]	—	—	—	—	2,907	—	2,907	—
Non-GAAP Operating income (expense)	$192,792	$191,845	$125,498	$121,507	$(110,234)	$(97,533)	$208,056	$215,819
Non-GAAP Operating margin	22.0%	23.7%	15.6%	15.7%	(6.6%)	(6.2%)	12.4%	13.6%

	E-commerce		Retail		Unallocated		Total
In thousands	FY17	FY 16	FY17	FY 16	FY17	FY 16	FY17	FY 16
Net revenues	$2,778,457	$2,633,602	$2,513,902	$2,450,210	—	—	$5,292,359	$5,083,812
GAAP Operating income (expense)	599,491	606,286	224,608	231,929	$(370,288)	$(365,616)	453,811	472,599
GAAP Operating margin	21.6%	23.0%	8.9%	9.5%	(7.0%)	(7.2%)	8.6%	9.3%

Acquisition of Outward, Inc.[1]	3,309	—	—	—	2,900	—	6,209	—
Severance-related expenses[2]	—	—	—	—	8,612	14,406	8,612	14,406
Non-GAAP Operating income (expense)	$602,800	$606,286	$224,608	$231,929	$(358,776)	$(351,210)	$468,632	$487,005
Non-GAAP Operating margin	21.7%	23.0%	8.9%	9.5%	(6.8%)	(6.9%)	8.9%	9.6%

**	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income (Expense) and Operating Margin.

SEC Regulation G – Non-GAAP Information – These tables include non-GAAP SG&A, operating income, operating margin, earnings before income taxes, income taxes, effective tax rate, net earnings and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

Notes to Exhibit 1:

1	During Q4 17 we incurred approximately $6.2 million of expense related to the acquisition of Outward and its ongoing operations, of which approximately $5.9 million is related to SG&A and $0.3 million is related to gross margin. We have excluded the gross margin impact from our non-GAAP reconciliations due to its immateriality.
2	During Q1 17 and Q4 17 we incurred approximately $5.7 million and $2.9 million, respectively, for severance-related reorganization expenses primarily in our corporate functions, which is recorded in selling, general and administrative expenses within the unallocated segment. During Q1 16 and Q3 16, we incurred severance-related reorganization expenses due to headcount reduction primarily in our corporate functions totaling approximately $14.4 million, which were recorded as selling, general and administrative expenses within the unallocated segment.
3	During Q4 17 we incurred provisional income tax expense of approximately $41.5 million resulting from the enactment of the Tax Cuts and Jobs Act.
4	During Q1 17 we recorded income tax expense of approximately $1.4 million and, during Q4 17, we recorded a tax benefit of approximately $1.7 million associated with the adoption of new accounting rules related to stock-based compensation.
5	During Q4 16 we incurred a benefit of approximately $7.7 million from a one-time favorable tax adjustment.

Return on Invested Capital (“ROIC”)

We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return. We define ROIC as non-GAAP net operating profit after tax (NOPAT), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus annual rental expense multiplied by 6, less cash in excess of $200 million.

ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.